As filed with the U.S. Securities and Exchange Commission on May 22, 2020

Registration No. 333-[________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IZEA WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1530765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 N. Orlando Avenue, Ste 313, PMB 247 Winter Park, FL	32789
(Address of principal executive offices)	(Zip Code)

Edward H. (Ted) Murphy
President and Chief Executive Officer
IZEA Worldwide, Inc.
501 N. Orlando Avenue, Suite 313 PMB 247
Winter Park, Florida 32789
(407) 674-6911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Spencer G. Feldman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
(212) 451-2300
sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.0001 per share	(1)	(1)	75,000,000	$9,735.00

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock as may be sold by the registrant from time to time at indeterminate prices. The aggregate offering price of common stock offered by the registrant will not exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

__________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS                                Subject to completion, dated May 22, 2020

IZEA Worldwide, Inc.
$75,000,000
Common Stock
__________________________________________

This prospectus relates to common stock, par value $0.0001 per share, of IZEA Worldwide, Inc. that we may sell from time to time on a continuous or delayed basis directly by us, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods up to a total dollar amount of $75,000,000 on terms to be determined at the time of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.

If any agents, underwriters or dealers are involved in the sale of any securities to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. We will also provide specific terms regarding the sale of these securities, including any commissions, discounts and net proceeds in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol IZEA. On May 14, 2020, the closing price of our common stock was $0.70 per share.

By means of this prospectus, we are offering $75,000,000 of our common stock pursuant to General Instruction I.B.6 of Form S-3. As of May 14, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $22,985,171, which was calculated based on 32,630,851 shares of outstanding common stock held by non-affiliates and on a price per share of $0.70, the closing price of our common stock on May 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.
________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ ___, 2020.

Important Notice about the Information Presented in this Prospectus

In this prospectus, except as otherwise indicated, the words “IZEA” or the “Registrant” refer to IZEA Worldwide, Inc. and the words “the Company,” “we,” “us,” and “our” refer to IZEA Worldwide, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock” are to the common stock of IZEA. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on December 31 in the applicable calendar year.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public shares of our common stock in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.

We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission or discount arrangements with them.

ABOUT IZEA
Our Mission
Our mission is to champion the world's creators by helping them monetize their content, creativity, and influence.
Business Overview
IZEA creates and operates online marketplaces that connect marketers, including brands, agencies, and publishers, with content creators such as bloggers and tweeters (“creators”). Our technology brings the marketers and creators together, enabling their transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics and payment processing.
We help power the creator economy, allowing everyone from college students and stay-at-home individuals to celebrities and accredited journalists the opportunity to monetize their content, creativity and influence through our marketers. These creators are compensated by IZEA for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels.
Marketers engage us to gain access to our industry expertise, technology, data, analytics, and network of creators. The majority of the marketers engage us to perform these services on their behalf, but they also have the ability to use our marketplaces on a self-service basis by licensing our technology. Our technology is used for two primary purposes: the engagement of creators for influencer marketing campaigns, or the engagement of creators to create stand-alone custom content for the marketers’ own use and distribution. Marketers receive influential consumer content and engaging, shareable stories that drive awareness.
    Our primary technology platform, The IZEA Exchange (“IZEAx”) enables transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics, and payment processing. IZEAx is designed to provide a unified ecosystem that enables the creation and publication of multiple types of custom content through a creator’s personal websites, blogs, or social media channels including Twitter, Facebook, Instagram, and YouTube, among others.

We generate revenue from four primary sources: (1) revenue from our managed services when a marketer (typically a brand, agency, or partner) pays us to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”); (2) revenue from fees charged to software customers on their marketplace spend within our IZEAx platform (“Marketplace Spend Fees”); (3) revenue from fees charged to access the IZEAx platform (“License Fees”); and (4) revenue derived from other fees such as inactivity fees, early cash-out fees, and plan fees charged to users of our platform (“Other”).

Impact of COVID-19 on our Business

Although the ultimate impact of COVID-19 on our business is unknown, our operations, sales, and finances have been impacted by the pandemic. In an effort to protect the health and safety of our employees, we took precautionary action and directed all staff to work from home effective March 16, 2020. During this work-from-home period, we have not renewed leases for our headquarters and temporary office spaces.

The economic conditions caused by COVID-19 have negatively impacted the business activity of our customers. We have observed declining demand and changes in advertising decisions, timing and spending priorities from brand and agency customers, which will result in a negative impact to our bookings and future revenue. When COVID-19 is demonstrably contained, we anticipate a rebound in economic activity, depending on the rate, pace, and effectiveness of the containment efforts deployed by various national, state, and local governments; however, the timing and extent of any such rebound is uncertain.

In light of the adverse economic conditions caused by the COVID-19 pandemic, we have implemented certain cost-saving measures, including a temporary reduction in the salaries and certain benefits of our employees, including our Chief Executive Officer and Chief Operating Officer, as well as the fees of our directors. We have reduced and shifted our marketing expense and eliminated travel expense for the near term future. We have also incurred debt by drawing on our secured credit facility and receiving a loan under the U.S. Small Business Association’s Paycheck Protection Program.

In an effort to contain COVID-19 or slow its spread, governments around the world have also enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. These measures have impacted the method and timing of certain business meetings and our attendance at industry events.

We will continue to actively monitor the situation and may take further actions altering our business operations that we determine are in the best interests of our employees, customers, partners, suppliers, and stakeholders, or as required by federal, state, or local authorities. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, employees, and prospects, or on our financial results for the remainder of fiscal year 2020 or beyond.

Corporate Information

IZEA Worldwide, Inc. is a Nevada corporation that was founded in February 2006 under the name PayPerPost, Inc. and became a public company in May 2011. The address for our principal executive office is 501 N. Orlando Avenue, Suite 313, PMB 247, Winter Park, Florida 32789, and our telephone number is (407) 674-6911. We maintain a corporate website at https://izea.com. Information on our website does not constitute part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A of Part I to our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.” If any of the events actually occur, our business, financial condition or results of operation may be materially and adversely affected. In such case, the trading price of our common stock could decline, and investors could lose all or part of their investment. These risk factors may not identify all risks that we face, and our operations could also be affected by factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Risks Related to our Business and Industry

We have a history of annual net losses, expect future losses and cannot assure you that we will achieve profitability. We will need to raise additional capital if we are going to continue as a going concern.

We have incurred significant net losses and negative cash flow from operations for most periods since our inception, which has resulted in a total accumulated deficit of $66,548,230 as of March 31, 2020. For the years ended December 31, 2018 and 2019 and the three months ended March 31, 2020, we reported a net loss of $5,718,407, $7,290,120 and $6,163,461, respectively.  The loss for the three months ended March 31, 2020 was inclusive of a $4.3 million impairment of goodwill. We have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. If we achieve profitability, we may not be able to sustain it.

We believe that cash on hand at March 31, 2020 and other potential sources of cash, including revenues we may generate and additional borrowings on our secured credit facility, will be sufficient to fund our current operations for the next twelve months. However, if we do not increase our borrowing levels or otherwise raise additional capital in the next several months, we will need to significantly slow or pause our development activities until we raise additional funds.

Unfavorable global economic conditions, including as a result of health and safety concerns, could adversely affect our business, financial condition or results of operations.

On March 11, 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) as a global pandemic and recommended containment and mitigation measures worldwide. As the spread continues throughout the United States, we have directed all of our staff to work from home effective March 16, 2020. We believe our business operations and ability to support our customers are fully functional while our employees are working from remote locations; however, their productivity and efficiency may be negatively affected, and we may face increased risk of interruptions. While the disruption is currently expected to be temporary, there is uncertainty around the duration and the total economic impact.

Our business relies heavily on people, and adverse events such as health-related concerns experienced by our employees, the inability to travel and other matters affecting the general work environment will impact our business near term. We may lose the services of a number of our employees or experience system interruptions, which could lead to diminishment of our regular business operations, inefficiencies and reputational harm. Additionally, the economic conditions caused by COVID-19 have negatively impacted the business activity of our customers, and we have observed declining demand and changes in their advertising decisions, timing and spending priorities, which will result in a negative impact to our sales. We cannot fully quantify the impact to our business operations as a result of COVID-19 at this time. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

The outbreak and attempts to slow the spread of COVID-19 have resulted in extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of additional risks to our business, including weakened demand from our customers and delays in client payments. Given the current conditions, we may not have the ability to raise additional capital from the financial markets if additional capital is needed to sustain us for extended periods of lost revenue. If we are unable to obtain such additional financing on a timely basis or generate sufficient revenues from operations, we may have to curtail our activities, reduce expenses, and/or sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate.

Impairment of our intangible assets has resulted in significant charges that adversely impact our operating results.

We assess the potential impairment of goodwill and our finite-lived intangible assets on an annual basis, as well as whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In March 2020, we identified a triggering event due to the reduction in projected revenue related to COVID-19 and the continuation of a market capitalization below our carrying value and uncertainty for recovery given the volatility of the capital markets surrounding COVID-19. We performed an interim assessment of goodwill and determined that the carrying value of the Company as of March 31, 2020 exceeded the fair value. Therefore, we recorded a $4.3 million impairment of goodwill in the three months ended March 31, 2020. Future adverse changes in these or other unforeseeable factors could result in further impairment charges that would impact our results of operations and financial position in the reporting period identified.

We have not extended our monthly arrangements for flexible office space in our remote offices, nor signed a new lease for our headquarters, which could negatively impact our business.

In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19 (specifically stay-at-home orders imposed by certain states and localities), we did not enter into a new lease for our corporate headquarters in Winter Park, Florida or our Canadian headquarters in Toronto, Canada, both of which expired on April 30, 2020. Additionally, we plan to not renew and to vacate the various co-working facilities our team members use around the country as the lease terms expire during the next three months. As a result, our management team and all of our employees will continue to work remotely. While our employees are accustomed to working remotely or working with other remote employees and customers, and even though we proactively instituted a work-from-home policy in response to COVID-19 concerns on March 16, 2020, our workforce has not previously been fully remote. Although we continue to monitor the situation and may adjust our current plans as more information and guidance become available, not conducting business in-person could negatively impact our marketing efforts, challenge our ability to enter into customer contracts in a timely manner, slow down our recruiting efforts, or create operational or other challenges as we adjust to a fully-remote workforce, any of which could harm our business. Additionally, when and if we determine it prudent to end our work-from-home policy, we will need to enter into a new lease for office space and/or arrangements for the use of co-working facilities. Although we believe suitable office space will be readily available when this time comes, we may encounter difficulties or delays in finalizing the terms of such lease arrangements or in obtaining rent prices at acceptable rental rates.

If we fail to regain compliance with the minimum closing bid requirements of the Nasdaq Capital Market or to satisfy other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on the Nasdaq Capital Market (“Nasdaq”). To maintain this listing, we must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule").

On June 13, 2019, we received a notification letter from Nasdaq informing us that for the prior 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share. This notice had no immediate effect on our Nasdaq listing, and we had 180 calendar days, or until December 10, 2019, to regain compliance. Our common stock had not regained compliance with Bid Price Rule as of such date. Therefore, by letter dated December 10, 2019, we requested an additional 180 days in which to regain compliance, including by effecting a reverse stock split, if necessary.

On December 11, 2019, we received a notification letter from the Listing Qualifications Department of Nasdaq stating that we had been granted an additional 180-day period, or until June 8, 2020, to regain compliance with the Bid Price Rule. Then on April 17, 2020, we received a notification letter from Nasdaq stating that, in response to the COVID-19 pandemic and related market conditions, Nasdaq had filed a rule change with the Securities and Exchange Commission to suspend the compliance period for the Bid Price Rule through June 30, 2020. As a result, we have until August 24, 2020 to regain compliance with the Bid Price Rule.

If at any time during the suspension period through June 30, 2020 or during the remaining compliance period from July 1, 2020 through August 24, 2020, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq staff have stated it will provide written confirmation of compliance. If compliance cannot be demonstrated by August 24, 2020, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the staff’s determination to a hearings panel. We can give no assurance that the Company will regain or demonstrate compliance by August 24, 2020 or that Nasdaq would grant any request for an appeal to a hearings panel.

If we are unable to regain compliance with the Bid Price Rule by August 24, 2020 or if we fail to meet any of the other continued listing requirements and cannot regain compliance within the allotted time period, our common stock may be delisted from Nasdaq, which could reduce the liquidity of our common stock materially and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair an investor's ability to sell or purchase our common stock when the investor wishes to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

Risks Relating to our Common Stock and this Offering

Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of May 14, 2020, we had 35,103,429 shares of common stock issued, which includes 283,642 shares of unvested restricted stock, outstanding stock options to purchase 1,546,417 shares of our common stock at an average exercise price of $2.77 per share, unvested restricted stock units of 1,096,258 shares with an intrinsic value of $772,204, and outstanding warrants to purchase 12,500 shares of our common stock at an average price of $10.20 per share.

As of May 14, 2020, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 978,868 shares of common stock under our May 2011 Equity Incentive Plan, 4,375 shares of common stock under our August 2011 Equity Incentive Plan, and 410,817 shares of common stock under our 2014 Employee Stock Purchase Plan. In the future, we may grant these additional shares or issue new securities, in accordance with terms described in employment agreements or as part of additional incentive programs. The exercise, conversion or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation or future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.
Our stock price may be volatile.

While our shares of common stock are listed for trading on the Nasdaq Capital Market, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our common stock has historically experienced, and may continue to experience, significant volatility. As a result, the market price could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

•	expiration of any Rule 144 holding periods or registration of unregistered securities issued by us;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	loss of any strategic relationship;

•	regulatory developments; and

•	economic and other external factors, including effects of the COVID-19 pandemic.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward‑looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “would,” “could,” “should,” “projects” “believes,” “anticipates,” “expects,” “plans,” “estimates,” “forecast,” “potential,” “thinks,” “intends,” “likely,” “continue,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. These statements are only predictions. Such statements are based on currently available operating, financial and competitive information, and are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Future events and our actual results and financial condition may differ materially from those reflected in these forward-looking statements. Therefore, you should not place undue reliance on our forward‑looking statements. There are a number of important factors that could cause our actual results, performance, achievements or industry to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify under the heading “Risk Factors” and elsewhere in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by federal securities laws, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

USE OF PROCEEDS

We intend to use the net proceeds from any sale of our shares of common stock by us to finance our growth strategy, working capital and general corporate purposes. Working capital may be used to pay for, among other uses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.
The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital‑preservation investments, including short‑ and intermediate‑term, interest‑bearing, investment‑grade securities.
Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The description of the shares of common stock contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the shares that we may offer. We will describe in the applicable prospectus supplement relating to any shares of common stock the particular terms of the shares offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the shares may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the shares of common stock, and the securities exchange, if any, on which the shares will be listed.

We may sell from time to time, in one or more offerings, shares of our common stock. The total dollar amount of all the shares that we may issue will not exceed $75,000,000. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We have 210,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 10,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

We have the following issued and outstanding securities as of May 14, 2020:

•	35,103,429 shares of common stock, which includes 283,642 shares of unvested restricted stock;

•	warrants to purchase 12,500 shares of common stock;

•	stock options to purchase 1,546,417 shares of common stock and

•	1,096,258 restricted stock units.

On May 14, 2020, the last reported sale price of our common stock, as reported on The Nasdaq Capital Market, was $0.7044 per share. As of May 14, 2020, there were 186 holders of record of our common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, meaning that shareholders may not give more than one vote per share to any single nominee for election to our Board of Directors.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We do not currently have any outstanding shares of preferred stock.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Market Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol "IZEA."

ANTI-TAKEOVER LAW, CHARTER PROVISIONS, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law
Nevada law contains a provision governing the acquisition of a controlling interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record who are also residents of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws
Nevada corporate law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. As such, the combination of the fact that presently only a few stockholders own a significant portion of our outstanding shares of common stock, combined with the absence of cumulative voting rights, makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors. Other than as described above, our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of our company.

Limited Liability and Indemnification

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of our company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our directors and officers are also indemnified as provided by the Nevada Revised Statutes and our by-laws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters or dealers for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•directly to investors in privately negotiated transactions; or
•through a combination of these methods of sale.

The shares that we distribute by any of these methods may be sold, in one or more transactions, at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to prevailing market prices; or
•negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our common stock, including:
•the name or names of any agents or underwriters;
•the purchase price of our shares being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional shares from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters
Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
If we use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares of our common stock from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of shares sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total amount of the shares less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.
Direct Sales
We may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.
Trading Markets and Listing of Shares
Our shares of common stock are traded on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in our shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
Stabilization Activities
In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of the shares available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital or otherwise and, if commenced, may be discontinued at any time.
Subscription Rights
We may also issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock through the issuance of subscription rights.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement. If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting. The audit report contained an explanatory paragraph regarding the global economic uncertainty due to the COVID-19 pandemic.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at https://izea.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 30, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on April 20, 2020, April 23, 2020, and April 24, 2020.

All documents filed by IZEA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into this prospectus from the respective dates of filing such documents.

Any future filings IZEA makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not support to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all provisions of such contract or other document.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference herein, including exhibits to the document. You should direct any requests for documents to IZEA Worldwide, Inc., 501 N. Orlando Avenue, Suite 313 PMB 247, Winter Park, Florida 32789, tel.: (407) 674-6911, Attention: Corporate Secretary.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

$75,000,000
Common Stock
_________________
PROSPECTUS
_________________

_________ ___, 2020

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

SEC registration fee	$9,735.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Miscellaneous	1,265.00
Total	$21,000.00

Item 15. Indemnification of Directors and Officers.
Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of our company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Our directors and officers are also indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement.
3.1
Amended and Restated Articles of Incorporation of IZEA, Inc., filed with the Nevada Secretary of State on November 28, 2011 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on November 23, 2011).

3.2
Certificate of Change of IZEA, Inc., filed with the Nevada Secretary of State on July 30, 2012 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2012).

3.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 17, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014).

3.4
Certificate of Withdrawal of Certificate of Designation filed with the Secretary of State of the State of Nevada effective January 23, 2015 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

3.5
Certificate of Amendment filed with the Secretary of State of the State of Nevada effective January 11, 2016 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2016).

3.6		Amended and Restated Bylaws of IZEA, Inc. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on November 23, 2011).
3.7		Certificate of Designation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
3.8
Articles of Merger of IZEA Innovations, Inc. filed with the Secretary of State of the State of Nevada effective April 5, 2016 (Incorporated by reference to Exhibit 3.11 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 11, 2016).

3.9
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective August 20, 2018 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 23, 2018).

3.10
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 17, 2019 (Incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020).

4.1
Description of Common Stock of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2020).

5.1	**	Opinion of Olshan Frome Wolosky LLP, counsel to the Registrant, as to the legality of the shares of common stock.
23.1	**	Consent of BDO USA, LLP, independent registered public accounting firm.
23.3	**	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	**	Power of Attorney (set forth on the signature page of the registration statement).

*
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K.

**	Filed herewith.

Item 17.     Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Winter Park, State of Florida, on this 22nd day of May 2020.

IZEA Worldwide, Inc. a Nevada corporation

By:	/s/ Edward H. Murphy
Edward H. Murphy Chairman, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ LeAnn C. Hitchcock
LeAnn C. Hitchcock Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of IZEA Worldwide, Inc., hereby severally constitute and appoint Edward H. (Ted) Murphy and LeAnn C. Hitchcock and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable IZEA Worldwide, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward H. Murphy	President, Chief Executive Officer and Chairman of the Board	May 22, 2020
Edward H. Murphy	(Principal Executive Officer)

/s/ LeAnn C. Hitchcock	Chief Financial Officer	May 22, 2020
LeAnn C. Hitchcock	(Principal Financial and Accounting Officer)

/s/ Ryan S. Schram	Chief Operating Officer and Director	May 22, 2020
Ryan S. Schram

/s/ Brian W. Brady	Director	May 22, 2020
Brian W. Brady

/s/ John H. Caron	Director	May 22, 2020
John H. Caron

/s/ Lindsay A. Gardner	Director	May 22, 2020
Lindsay A. Gardner

/s/ Daniel R. Rua	Director	May 22, 2020
Daniel R. Rua

/s/ Patrick J. Venetucci	Director	May 22, 2020
Patrick J. Venetucci